Exhibit 99.1
Management Presentation- March 2011 .... A Leader in Urban Metal Mining

Forward looking statements This presentation includes certain statements that fall within the definition of "forward- looking statements" under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company of future financial results or other events is only a statement of management's belief at the time the prediction is made. There can be no assurance that any prediction, once made, will continue thereafter to reflect management's belief, and the Company does not undertake any obligation to update any information contained herein. Disclaimer: FOR INFORMATION PURPOSES ONLY: The material is neither an offer to sell nor a solicitation of an offer to buy any securities, which can only be done in compliance with applicable federal and state securities laws. 2

Company overview A leading scrap metal recycling and lead product fabrication company Two segments: Scrap metal recycling: Ferrous, non-ferrous, and platinum group metals ("PGMs") Lead fabricating: Recycling and fabrication of lead products; Largest non-battery lead fabricator in the U.S. Operate 30 locations in 10 states with approximately 750 employees (primarily non- union) Differentiated business model: Extensive feeder yard network lowers supply costs Vertical integration yields higher profit margin than peers Diversified revenue streams 2010 Revenue - $553 million Ferrous metals 30% Non-ferrous metals 29% PGM material 29% Scrap metal recycling 88% Lead fabrication 12% 3

Metalico, Inc.

Operations overview



Pennsylvania & West Virginia
Pittsburgh, Uniontown, Bradford, Brownsville, Sharon, Hadley ; Colliers WV
New York State
Buffalo, Syracuse, Rochester, Niagara Falls Hamburg, Jamestown and Lackawanna
Ohio
Akron, Warren, Youngstown
Pennsylvania
Quarryville
New Jersey/Pennsylvania
Newark, NJ
West Goshen, PA
California
Healdsburg & Ontario
Illinois
Granite City
Texas
Dallas and Austin
Alabama
Birmingham
Mississippi
Gulfport

S – Scrap Metal Recycling - 21

P – PGMs Collecting/Processing - 5

L – Lead Product Manufacturing – 4

4

Growth strategies Increase feeder sources to leverage vertically integrated platforms and increase capacity utilization Increase target profitability by leveraging scale and regional density Expand greenfield/brownfield program as less costly entry point Seek out new platforms/acquisitions Geared to enhancing competitive market position Increase product offerings and end-markets Focused acquisition program Provide good service and fast pay to drive scrap flow - pay competitive prices Exploit buy/sell synergies by integrating operating subsidiaries Targeted capex to enhance margins Upgrade scrap Maximize volumes Mitigate business and commodity price risk by Maintaining diverse mix of metals Maximizing inventory turns Control customer credit limits Lock in sales with purchases for more volatile commodities such as PGMs Organic growth through leveraging business model 5

Investment highlights Industry leading margins driven by regional leadership positions Seasoned executive leadership team backed by strong business unit managers Track record of growth through acquisitions and organic development Fragmented industry with attractive fundamentals Diverse product mix leveraged to economic recovery Scrap metal recycling is key to supplying critical raw materials to the global metals and steel industry Metals recycling is a leader in energy efficiency and "Green" attributes 6

Industry leading margins EBITDA margins calendarized to December 31 Source: Company filings Note: OmniSource reflects the Metals Recycling/Ferrous Resources segment of Steel Dynamics, Inc. (Data unavailable for 2006) 1 Represents reported margin for most recent fiscal quarter 1 7 MEA MEA MEA MEA MEA

Earning two margins on the same unit of scrap Highlights Ohio West Virginia New York Pennsylvania New Jersey Buffalo Rochester Akron Jamestown/Bradfor d Syracuse To Metalico lead facilities Pittsburgh - Scrap Metal Recycling Platform facility - Scrap Metal Feeder Yard Youngstown Virtually all Metalico subsidiaries cross market to each other Upgrading of scrap for resale to generate incremental margin (e.g., lead products, aluminum de-ox) Increases individual facility volumes Provides secure access to new markets Regional density provides inter-subsidiary transportation efficiency All inter-subsidiary transactions at or near prevailing market rates - Aluminum scrap - Motor blocks - PGM recycling - Shredder feed scrap - Lead scrap 8

Regional leadership Efficient business model Entrenched in the center of the industrial economy Close to steel mills and other customers Close to supply sources Able to ship by barge, rail, and truck, as well as export Region boasts a highly developed transportation infrastructure Highlights - Scrap Metal Recycling Platform facility - Scrap Metal Recycling feeder facility - Target locations for new feeder yards - Corporate headquarters - Steel mills Ohio West Virginia New York Pennsylvania New Jersey Pittsburgh Buffalo Rochester Akron Erie Syracuse Youngstown To Southeastern steel mills and export markets To export markets 9

Strong leadership team Focused on executing an organic and acquisition growth strategy 10

Key Operating Personnel An experienced, seasoned group responsible for day to day operations of Metalico's facilities Steve Alberico, Vice President of Non-ferrous Sourcing & Marketing - over 35 years experience Jeff Bauer, General Manager, Annaco - over 30 years scrap processing experience Kenneth Blumberg, Marketing & Operations - Non-Ferrous Metals - over 15 years experience Dan Caumo, Sales & Marketing - Ferrous Metals - over 20 years experience Kurt Ellis, General Manager, Federal Autocat - 25 years of non ferrous scrap metal recycling experience Dennis Flanagan, General Manager - Metalico Aluminum Recovery - 20 years aluminum processing experience Don Fleming, Director of Operations - Lead Fabrications - 15 years of related manufacturing experience Bob Frank, General Manager - over 30 years experience. Specialty in manufacturing generated scrap Stephen Halliday, General Manager, American CatCon - 25 years catalyst and automotive core recycling experience William McDougal, Sales & Marketing Manager - Hi Temp Alloys - over 35 years experience in high temperature alloys Joyce Morales-Caramella, Environmental, Health and Safety Director - 25 years experience George Ostendorf, General Manager, Buffalo - Scrap Metal Recycling - over 20 years experience Tim Sampson, Mike Goodman and Eric Goodman, General Managers, Goodman Services - Ferrous & Non-Ferrous Metals - over 50 years combined experience Gerald Smith, President of Catalytic Coating Brandson Stetser Managing Director/Minor Metals Bill Weston, Lead Procurement and Scrap Refining - over 25 years experience 11

Successful growth through acquisitions 2005-6 2007 2008 July- Totalcat Annaco May - Tranzact May - Snyder Group January - American Catcon April - Compass Environmental Haulers 2009-10 1997 - 2004 24 acquisitions since inception Consolidated and integrated regional participant Developed feeder yard network around platform facilities in attractive markets Establishing integrated platforms in upstate New York Upgraded equipment and expanded distribution capabilities December - Youngstown Iron & Metal Atlas Recycling Opportunistic growth Increased scale Reinforced regional presence Established regional leadership position Expanded PGMs platform Established PGMs platform Strategic rationale Outstanding opportunity to participate in further industry consolidation 12 Goodman Services Hamburg Shredder Project 2011

Fragmented industry with attractive fundamentals Highly fragmented Top 20 companies control about 35% of the industry Over 500 independent recyclers in the U.S. with more than 1,000 operating locations Many family businesses without succession plans Approximately $30 plus billion in annual revenue from recycled metals 71 million tons of iron and steel recycled in the U.S. in 2009 20 plus million tons exported Growing global demand underpins domestic prices and has caused scrap costs as a percentage of total cost of steel to increase over time "Green" industry Conserves valuable and scarce natural resources for future generations Enables energy efficient production of new metal goods Will remain a largely regionally managed business due to low value to weight ratio for most scrap metal Industry composition Overview Source: AME Steel scrap demand (mmt) 13

Metalico, Inc.

Diverse product mix leveraged for economic recovery

	Revenue % of Q1	Q2	Q3	Q4	Products	End-markets
Ferrous	34%	28%	32%	28%	Shredded, sheared and bundled scrap; Busheling and turnings; Clean and broken cast iron; Plate & Structural	Integrated steel mills; Foundries and secondary smelters; Electric arc furnace steel mills; Brokers
Non-ferrous	28%	28%	32%	28%	Aluminum; Copper; Stainless steel; Brass; High temperature alloys; Molybdenum; Tantalum; Tungsten	De-ox producers; Secondary Smelters; Foundries; Aluminum sheet and ingot manufacturers
PGMs	27%	32%	24%	32%	Platinum; Palladium; Rhodium	Automotive catalytic converters; Specialty catalytic converters for emission control and industrial applications
Lead products	11%	12%	12%	12%	Sheet lead/plate; Shot; Extruded strip lead; Cast lead	Defense; Recreation; Healthcare; Construction; Nuclear waste storage and power generation opportunity

14

Ferrous End-market trends Steel and scrap prices have recovered strongly Industrial production continues to recover Economy continues to recover Improving U.S. steel industry utilization - 75% Increased manufacturing activity Scrap supply not recovering as expected Harsh winter impacting scrap generation Tight scrap supply resulting from less prompt factory scrap Less obsolete scrap available has translated into higher metal prices Strong export demand pulls scrap away from domestic consumers Older U.S. car fleet reduces rate of scrapped vehicles Damaged vehicles increasingly exported for repair and dismantling 15

End market trends - Platinum Metals (PGMs) Worldwide supply - 12.34 million troy oz. (2009) Global/U.S. recycling - 2.4/1.4 million troy oz. Approximately 17 million converters recycled in 2009 Demand growing due to Rising automobile production Investment demand from new PGM focused Exchange Traded Funds Clean air legislation driving adoption of converter technologies worldwide Light vehicle production (mms of units) Source: Global Insight North American Global 16

End market trends - Lead Approximately $300 - $350 million in annual industry revenues Business is characterized by diverse, customized products and strict environmental regulation Approximately 20 companies in U.S., Canada and Mexico - utilizing over 100,000 tons of lead per year Metalico is the largest fabricated lead product company in the U.S. Metalico supplies roofing, radiation shielding for health industry, pharmaceutical and power generation uses, Department of Defense, plumbing, chemical applications among others Potential to become a significant supplier of radiation shielding products in the event of a nuclear power industry renaissance in the U.S. Lead price trends Lead end markets Source: International Lead & Zinc Study Group; USGS Batteries 80% Miscellaneous 8% Rolled & extruded products 6% Shot/Ammunition 3% Alloys 2% Cable sheathing 1% 17

2010 Data Summary Strong ferrous pricing across virtually grades for most of 2010 Ferrous scrap prices and demand remain strong in early 2011 Demand for non-ferrous scrap continues to be robust and pricing while volatile is strong Demand for aluminum de-ox stabilized with improved steel industry capacity utilization PGMs pricing trended up on improved automobile production, investment demand, and lower primary mine production Lead segment benefitted in 2010 from new product introductions, improved scrap lead utilization, new markets and improvement in some of the markets serviced ($ millions, except per share and unit data) 18 2010

2007 2008 2009 Q3 YTD 2009 Q3 YTD 2010 Revenue $334 $818 $292 $207 $416 growth % 60.9% 144.8% (64.3%) 100.0% EBIT $29 $19 $13 $12 $32 margin % 8.8% 2.3% 4.4% 5.8% 7.7% growth % 47.5% (35.0%) (32.7%) 167% EBITDA $36 $32 $26 $21 $42 margin % 10.7% 3.9% 8.9% 10.4% 10.1% growth % 49.8% (10.4%) (18.3%) 100% Adjusted EPS $0.50 ($0.04) ($0.08) ($0.07) $0.27 Free cash flow $24 $21 $23 $24 $32 $millions (except per share data) Historical operating and financial results 19

Balance Sheet Strength September 30, 2010 December 31, 2009 Assets Current assets $133.9 $102.7 Fixed assets 72.1 75.3 Goodwill 69.3 69.3 Intangibles & other assets 46.0 49.4 Total Assets $321.3 $296.7 Liabilities & Stockholders Equity Current liabilities $34.3 $29.4 Other liabilities 6.7 8.8 Long term debt 115.0 108.2 Total stockholders equity 165.3 150.3 Total Liabilities & Stockholders Equity $321.3 $296.7 Net Working Capital $100 million Unused Line capacity $24 million Expanded Credit Facility providing $20MM of additional capacity 20

Key investment considerations Industry leading margins driven by regional leadership positions Seasoned executive leadership team backed by strong business unit managers Track record of profitable growth through acquisitions and organic development Fragmented industry with attractive fundamentals and significant opportunity for continued consolidation Diverse commodity mix leveraged to economic recovery Extensive product line and a high quality customer base with longstanding relationships 21